Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Leslie Loyet	Tim Grace
Chief Financial Officer	Analyst Inquiries	Media Inquiries
(312) 658-5740	(312) 640-6672	(312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 2, 2006

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2006

FINANCIAL RESULTS

Chicago, IL – August 2, 2006 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the second quarter and first half of the year ending June 30, 2006.

Second Quarter Financial Highlights

•	Increase of 9.3 percent Total RevPAR and 10.3 percent RevPAR in the Total North American portfolio for the second quarter 2006. Growth was driven by an 11.0 percent increase in ADR and a 0.6 percent decrease in occupancy.

•	Increase of 9.2 percent Total RevPAR and 10.8 percent RevPAR in the North American same store portfolio for the second quarter 2006. Growth was driven by an 11.2 percent increase in ADR and a 0.4 percent decrease in occupancy.

•	North American same store property EBITDA margin expansion of 310 basis points.

•	Quarterly Comparable EBITDA of $48.3 million.

•	Quarterly Comparable FFO of $0.42 per fully converted share.

Second Quarter Activities

•	Completed a public offering for $143.8 million of 8.25% Series C Cumulative Redeemable Preferred Stock. Net proceeds to the company, after underwriting discounts and offering expenses, were $138.5 million.

•	Completed a public offering of 16.1 million shares of common stock. Net proceeds to the company, after underwriting discounts and offering expenses, were $318.3 million.

•	Closed on the acquisition of the Westin St. Francis in San Francisco, California for $440.0 million.

Subsequent Events

•	Entered into an agreement to acquire the Fairmont Scottsdale Princess in Scottsdale, Arizona for $345.0 million, in addition to $15.0 million for an adjacent 10-acre development parcel.

•	Closed on the acquisition of the Ritz-Carlton Laguna Niguel in Dana Point, California for $330.0 million, in addition to the assumption of $8.6 million of debt.

•	Closed on the disposition of the Marriott Rancho Las Palmas Resort in Rancho Mirage, California for $56.0 million.

•	Entered into an agreement to acquire the Marriott Grosvenor Square in London, England for £103.0 million ($192.0 million).

•	Entered into an agreement to acquire the remaining 65.0% interest in the entity owning the InterContinental Hotel in Prague, Czech Republic for a purchase price of $68.8 million, in addition to the assumption of $56.5 million in debt.

Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, commented, “We continue to systematically build an industry-leading hotel company and demonstrate value for our investors. During the second quarter we delivered consistent overall performance. We engaged in well-planned acquisitions and announced a prudent disposition that further perfected a high quality portfolio. We announced the acquisition of the Ritz-Carlton Laguna Niguel, completed the purchase of the landmark Westin St. Francis and announced the disposition of the Marriott Rancho Las Palmas. During the quarter we also completed common and preferred equity offerings, raising over $450 million of net proceeds for the company. Consistent strong and healthy performance, portfolio initiatives reflecting a focused business strategy, and an experienced management team, all serve to advance our position as an industry leader.”

“Same store” hotel comparisons for the second quarter 2006 are derived from the company’s North American portfolio at June 30, 2006, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain 10 properties and exclude the Fairmont Chicago, acquired on September 1, 2005, the Four Seasons Washington, D.C., acquired on March 1, 2006, the unconsolidated Hotel del Coronado, acquired on January 9, 2006, the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005, due to damage resulting from Hurricane Katrina, the Marriott Rancho Las Palmas, which was designated as held for sale, and the Westin St. Francis, acquired on June 1, 2006. “Same store” hotel comparisons for the six-month period-over-period are derived from the company’s North American portfolio at June 30, 2006 consisting of properties held for six or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain eight properties and exclude the InterContinental Chicago and InterContinental

Miami, both acquired on April 1, 2005, the Fairmont Chicago, the Four Seasons Washington, D.C., the Hotel del Coronado, the Hyatt Regency New Orleans, the Marriott Rancho Las Palmas, and the Westin St. Francis.

Total North American portfolio comparisons are derived from the company’s hotel portfolio at June 30, 2006, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons contain 12 properties and exclude the Four Seasons Washington, D.C., the Hotel del Coronado, the Hyatt Regency New Orleans, and the Marriott Rancho Las Palmas.

Operating Results

The company reported net income available to common shareholders of $11.7 million, or $0.18 per diluted share, for the second quarter of 2006, compared with net income available to common shareholders of $4.0 million, or $0.13 per diluted share, for the second quarter of 2005.

For the six-month period ending June 30, 2006, the company reported net income available to common shareholders of $10.3 million, or $0.17 per diluted share, compared with net income available to common shareholders of $10.7 million, or $0.35 per diluted share, in the prior period.

Adjusted EBITDA for the second quarter of 2006 was $47.8 million, compared to $34.4 million for the second quarter of 2005. Excluding a credit to termination costs related to the Marriott Rancho Las Palmas of $(0.7) million and $1.1 million in planning costs related to the New Orleans Jazz District, Comparable EBITDA was $48.3 million for the second quarter of 2006 versus Comparable EBITDA of $34.4 million for the second quarter of 2005.

For the six-month period ending June 30, 2006, Adjusted EBITDA was $74.8 million compared to $62.5 million in the prior year period. Excluding termination costs related to the Marriott Rancho Las Palmas of $9.7 million and $1.5 million in planning costs related to the New Orleans Jazz District, Comparable EBITDA was $86.0 million for the six-month period versus Comparable EBITDA of $62.5 million for the prior period.

FFO in the second quarter of 2006 was $27.8 million, or $0.41 per fully converted share, compared to $19.8 million, or $0.50 per fully converted share, in the second quarter of 2005. Excluding a credit to termination costs related to the Marriott Rancho Las Palmas of $(0.7) million and $1.1 million in planning costs related to the New Orleans Jazz District and eliminating the related net tax benefits of $(0.1) million, Comparable FFO was $28.1 million, or $0.42 per fully converted share, for the second quarter of 2006 versus Comparable FFO of $19.8 million, or $0.50 per fully converted share, for the second quarter of 2005. “Fully converted” per share results represent FFO before certain minority interest adjustments, divided by the weighted average total number of shares, restricted stock units and operating partnership units convertible into shares.

For the six-month period ending June 30, 2006, FFO was $41.5 million, or $0.66 per fully converted share, compared to $39.1 million, or $0.98 per fully converted share, in the prior period. Excluding termination costs related to the Marriott Rancho Las Palmas of $9.7 million and $1.5 million in planning costs related to the New Orleans Jazz District, and eliminating the related tax benefits of $4.3 million, Comparable FFO was $48.4 million, or $0.77 per fully converted share, for the six-month period versus Comparable FFO of $39.1 million, or $0.98 per fully converted share, for the prior period.

North American same store portfolio Total RevPAR increased 9.2 percent during the second quarter of 2006 over the prior period in 2005, driven by 6.0 percent growth in non-rooms revenues and 10.8 percent growth in RevPAR. Same store ADR grew 11.2 percent and occupancy decreased 0.4 percent. For the six-month period ending June 30, 2006, Total RevPAR increased 9.4 percent and RevPAR increased 10.5 percent over the prior period.

Total North American portfolio Total RevPAR increased 9.3 percent during the second quarter of 2006 over the prior period in 2005, driven by 7.0 percent growth in non-room revenues and 10.3 percent growth in RevPAR. Same store ADR grew 11.0 percent and occupancy decreased 0.6 percent. For the six-month period ending June 30, 2006, Total RevPAR increased 10.6 percent and RevPAR increased 11.7 percent over the prior period.

For the company’s European hotels, Total RevPAR for the second quarter of 2006 increased by 11.4 percent over the second quarter of 2005, due to an 8.3 percent increase in ADR and a 4.2 percent increase in occupancy. For the six-month period ending June 30, 2006, Total RevPAR increased 8.1 percent and RevPAR increased 7.9 percent over the prior period.

North American same store EBITDA margins improved by 310 basis points in the second quarter of 2006 compared with the prior period in 2005, primarily due to increases in ADR.

Portfolio Update

As previously announced, the company closed on an agreement to acquire the Westin St. Francis in San Francisco from an affiliate of Blackstone Real Estate Partners for a purchase price of $440.0 million.

Balance Sheet and Capital Markets Activity

During the second quarter the company closed a public offering of 5,750,000 shares of its 8.25% Series C Cumulative Redeemable Preferred Stock. Net proceeds totaled $138.5 million after underwriting discounts and offering expenses.

A common stock offering of 16,100,000 shares was completed during the second quarter at a price of $20.50 per share, resulting in net proceeds of $318.3 million, after underwriting discounts and offering expenses.

Quarterly Dividend Distribution

The Board of Directors declared a quarterly dividend of $0.23 per share of common stock. The dividend was payable to shareholders of record as of June 30, 2006 and was paid on July 10, 2006. Additionally, for shareholders of record as of June 20, 2006, the Board declared a quarterly dividend of $0.53125 per share of 8.50% Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25% Series B Cumulative Redeemable Preferred Stock, and $0.24635 per share of 8.25% Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on June 30, 2006. The Series C payment represented a pro rata distribution of the scheduled quarterly dividend of $0.51563 per share due to the closing of the Series C offering on May 17, 2006.

Recent Events

Following the close of the second quarter, the company entered into an agreement to acquire the Fairmont Scottsdale Princess in Scottsdale, Arizona from an affiliate of Fairmont Raffles Holdings International for $345.0 million, and an adjacent 10-acre development parcel for $15.0 million.

The previously announced acquisition of the Ritz-Carlton Laguna Niguel in Dana Point, California from Strategic Hotel Capital, L.L.C. was completed for a purchase price of $330.0 million plus assumed debt of $8.6 million.

The previously announced disposition of the Marriott Rancho Las Palmas Resort in Rancho Mirage, California to an affiliate of KSL Capital Partners, LLC was completed for a sales price of $56.0 million.

The company entered into interest rate swap agreements totaling $275.0 million.

The company entered into an agreement to acquire the Marriott Grosvenor Square in London, England from an affiliate of Blackstone Real Estate Partners for a purchase price of £103.0 million ($192.0 million).

The company also entered into an agreement to purchase a 65.0% interest in the entity that owns the InterContinental Hotel in Prague, Czech Republic, for $68.8 million from an affiliate of GIC Real Estate, Inc. The purchase will bring the company’s interest in the entity that owns the property to 100%. Including the assumption of $56.5 million in debt, the company’s total investment to acquire the 65% interest is $125.3 million.

2006 Outlook

Management modifies its full year 2006 guidance for Comparable FFO, FFO per fully converted share and Comparable EBITDA to reflect recent acquisition and funding activity. Comparable EBITDA will be in the range of $205.8 million to $210.7 million, Comparable FFO will be in the range of $101.5 million to $106.5 million, and Comparable FFO per fully converted share will be in the range of $1.45 to $1.52.

The company expects 2006 North American same store Total RevPAR growth to be in the range of 7.0 percent to 9.0 percent and 2006 North American same store RevPAR growth to be in the range of 9.0 percent to 11.0 percent.

The following tables reconcile projected 2006 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income	$18.6	$23.5
Deferred Tax on Realized Portion of Deferred Gain	1.3	1.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.4)	(4.4)
Depreciation	74.9	74.9
Depreciation from Unconsolidated Affiliates	6.0	6.0
Minority Interests	0.7	0.8
Adjustments from Consolidated Joint Ventures	(2.2)	(2.2)
Adjustments for Termination Costs, Tax Benefit & Other	6.6	6.6

Comparable Funds from Operations	$101.5	$106.5
Comparable FFO per Fully Converted Share	$1.45	$1.52

	Low Range	High Range
Net Income	$18.6	$23.5
Preferred Shareholder Dividends	24.5	24.5
Realized Portion of Deferred Gain on Sale Leasebacks	(4.4)	(4.4)
Depreciation	74.9	74.9
Minority Interests	0.7	0.8
Adjustments from Consolidated Joint Ventures	(4.3)	(4.3)
Interest Expense	56.7	56.6
Adjustments from Unconsolidated Affiliates	26.5	26.5
Income Taxes	1.8	1.8
Adjustments for Termination Cost & Other	10.8	10.8

Comparable EBITDA	$205.8	$210.7

Third Quarter 2006 Guidance

For the third quarter of 2006, the company anticipates that Comparable EBITDA will be in the range of $58.0 million to $60.5 million, Comparable FFO will be in the range of $28.0 million to $30.5 million, and Comparable FFO per fully converted share will be in the range of $0.36 to $0.40.

The company expects third quarter 2006 North American same store Total RevPAR growth to be in the range of 7.0 percent to 9.0 percent and third quarter 2006 North American same store RevPAR growth to be in the range of 9.0 percent to 11.0 percent.

The following tables reconcile projected third quarter 2006 net income to projected Comparable FFO and Comparable EBITDA.

	Low Range	High Range
Net Income	$7.2	$9.7
Deferred Tax on Realized Portion of Deferred Gain	0.3	0.3
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	20.5	20.5
Depreciation from Unconsolidated Affiliates	1.4	1.4
Minority Interests	0.2	0.2
Adjustments from Consolidated Joint Ventures	(0.5)	(0.5)

Comparable Funds from Operations	$28.0	$30.5
Comparable FFO per Fully Converted Share	$0.36	$0.40

	Low Range	High Range
Net Income	$7.2	$9.7
Preferred Shareholder Dividends	7.5	7.5
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	20.5	20.5
Minority Interests	0.2	0.2
Adjustments from Consolidated Joint Ventures	(1.1)	(1.1)
Interest Expense	16.9	16.9
Adjustments from Unconsolidated Affiliates	6.5	6.5
Income Taxes	1.4	1.4

Comparable EBITDA	$58.0	$60.5

Earnings Conference Call / Webcast

The company will conduct its second quarter 2006 conference call for investors and other interested parties on Thursday, August 3rd at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by dialing 800-817-4887. To participate on the webcast, log on to www.strategichotels.com or www.earnings.com approximately 15 minutes before the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings news release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 19 properties with an aggregate of 9,607 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotel& Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Rooms	$87,700	$65,094	$159,419	$115,793
Food and beverage	53,613	40,414	96,468	70,935
Other hotel operating revenue	14,993	12,020	27,391	21,978

	156,306	117,528	283,278	208,706
Lease revenue	3,968	3,908	7,769	7,979

Total revenues	160,274	121,436	291,047	216,685

Operating Costs and Expenses:
Rooms	21,038	15,579	37,970	26,488
Food and beverage	36,456	27,356	66,142	48,502
Other departmental expenses	38,618	30,506	72,353	54,428
Management fees	5,215	4,227	9,093	8,340
Other hotel expenses	10,176	7,554	18,281	12,636
Lease expense	3,395	3,418	6,619	6,991
Depreciation and amortization	15,487	12,615	29,228	21,612
Corporate expenses	6,916	4,650	12,589	9,407

Total operating costs and expenses	137,301	105,905	252,275	188,404

Operating income	22,973	15,531	38,772	28,281

Interest expense	(7,752)	(9,897)	(15,358)	(16,612)
Interest income	1,294	447	2,476	726
Equity in earnings (losses) of joint ventures	672	1,156	(947)	1,558
Other income, net	1,064	1,723	2,677	2,910

Income before income taxes, minority interests and discontinued operations	18,251	8,960	27,620	16,863
Income tax expense	(1,207)	(1,440)	(2,871)	(2,380)
Minority interest expense in SHR’s operating partnership	(267)	(1,780)	(632)	(3,428)
Minority interest expense in consolidated hotel joint ventures	(593)	—	(789)	—

Income from continuing operations	16,184	5,740	23,328	11,055
Income (loss) from discontinued operations	1,438	392	(3,423)	2,176

Net income	17,622	6,132	19,905	13,231
Preferred shareholder dividends	(5,914)	(2,154)	(9,620)	(2,503)

Net income available to common shareholders	$11,708	$3,978	$10,285	$10,728

Basic Income Per Share:
Income from continuing operations available to common shareholders per share	$0.16	$0.12	$0.23	$0.28
Income (loss) from discontinued operations per share	0.02	0.01	(0.06)	0.07

Net income available to common shareholders per share	$0.18	$0.13	$0.17	$0.35

Weighted-average common shares outstanding	66,187	30,257	60,750	30,247

Diluted Income Per Share:
Income from continuing operations available to common shareholders per share	$0.16	$0.12	$0.23	$0.28
Income (loss) from discontinued operations per share	0.02	0.01	(0.06)	0.07

Net income available to common shareholders per share	$0.18	$0.13	$0.17	$0.35

Weighted-average common shares outstanding	66,387	30,406	60,950	30,395

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2006	December 31, 2005
Assets
Property and equipment	$1,849,541	$1,300,250
Less accumulated depreciation	(236,145)	(217,695)

Net property and equipment	1,613,396	1,082,555

Goodwill	163,175	66,656
Intangible assets (net of accumulated amortization of $1,908 and $1,340, respectively)	4,761	2,129
Assets held for sale	46,602	—
Investment in joint ventures	89,247	15,533
Cash and cash equivalents	153,915	65,017
Restricted cash and cash equivalents	22,257	32,115
Accounts receivable (net of allowance for doubtful accounts of $446 and $427, respectively)	49,176	31,286
Deferred financing costs (net of accumulated amortization of $1,771 and $969, respectively)	7,666	7,544
Other assets	111,041	119,687
Insurance recoveries receivable	12,702	25,588

Total assets	$2,273,938	$1,448,110

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$699,413	$633,380
Bank credit facility	—	26,000
Liabilities of assets held for sale	18,508	—
Accounts payable and accrued expenses	135,967	90,486
Distributions payable	19,115	11,531
Deferred gain on sale of hotels	106,574	99,970

Total liabilities	979,577	861,367
Minority interests in SHR’s operating partnership	13,289	76,030
Minority interests in consolidated hotel joint ventures	10,494	11,616
Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,878	—
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,472	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,282,402 and 43,878,273 common shares issued and outstanding, respectively)	753	439
Additional paid-in capital	1,225,592	688,250
Deferred compensation	(4,903)	(1,916)
Accumulated deficit	(221,708)	(241,613)
Accumulated distributions	(93,996)	(53,142)
Accumulated other comprehensive income	17,937	9,526

Total shareholders’ equity	1,270,578	499,097

Total liabilities and shareholders’ equity	$2,273,938	$1,448,110

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Converted; and Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Converted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Converted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Converted and Comparable FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Converted, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation of a fully converted basis.

Reconciliation of Net Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income available to common shareholders	$11,708	$3,978	$10,285	$10,728
Depreciation and amortization - continuing operations	15,487	12,615	29,228	21,612
Depreciation and amortization - discontinued operations	—	1,610	772	3,200
Interest expense - continuing operations	7,752	9,897	15,358	16,612
Interest expense - discontinued operations	174	824	418	1,591
Income taxes - continuing operations	1,207	1,440	2,871	2,380
Income taxes - discontinued operations	200	—	(3,700)	—
Minority interests	291	1,901	408	4,104
Adjustments from consolidated joint ventures	(1,089)	—	(2,170)	—
Adjustments from unconsolidated affiliates	7,306	1,085	13,864	2,022
Preferred shareholder dividends	5,914	2,154	9,620	2,503

EBITDA (a)	48,950	35,504	76,954	64,752
Realized portion of deferred gain on sale leasebacks	(1,105)	(1,104)	(2,157)	(2,246)

Adjusted EBITDA (a)	47,845	34,400	74,797	62,506

Loss on sale of assets - discontinued operations	35	—	22	—
Gain on sale of assets - continuing operations	(18)	(42)	(48)	(42)
Termination costs - discontinued operations	(689)	—	9,695	—
Planning costs - New Orleans Jazz District	1,114	—	1,521	—

Comparable EBITDA	$48,287	$34,358	$85,987	$62,464

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Loss on sale of assets from discontinued operations amounted to $35 and $23 for the three and six months ended June 30, 2006, respectively.

•	Gain on sale of assets from continuing operations amounted to $18 and $42 for the three months ended June 30, 2006 and 2005, respectively, and $48 and $42 for the six months ended June 30, 2006 and 2005, respectively.

•	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $689 and $(9,695) for the three and six months ended June 30, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $1,114 and $1,521 for the three and six months ended June 30, 2006, respectively.

Reconciliation of Net Income Available to Common Shareholders to

Funds From Operations (FFO), FFO - Fully Converted and Comparable FFO

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income available to common shareholders	$11,708	$3,978	$10,285	$10,728
Depreciation and amortization - continuing operations	15,487	12,615	29,228	21,612
Depreciation and amortization - discontinued operations	—	1,610	772	3,200
Gain on sale of assets - continuing operations	(18)	(42)	(48)	(42)
Loss on sale of assets - discontinued operations	35	—	22	—
Realized portion of deferred gain on sale leasebacks	(1,105)	(1,104)	(2,157)	(2,246)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	330	331	646	675
Minority interests adjustments	(282)	(2,618)	(1,077)	(5,247)
Adjustments from consolidated joint ventures	(554)	—	(1,136)	—
Adjustments from unconsolidated affiliates	1,636	535	3,466	1,045

FFO (a)	27,237	15,305	40,001	29,725
Convertible minority interests	573	4,519	1,485	9,351

FFO - Fully Converted (a)	27,810	19,824	41,486	39,076
Termination costs - discontinued operations	(689)	—	9,695	—
Deferred tax expense (benefit) on termination costs - discontinued operations	264	—	(3,781)	—
Planning costs - New Orleans Jazz District	1,114	—	1,521	—
Deferred tax benefit on planning costs - New Orleans Jazz District	(381)	—	(512)	—

Comparable FFO	$28,118	$19,824	$48,409	$39,076

Comparable FFO per weighted-average fully converted shares and units outstanding	$0.42	$0.50	$0.77	$0.98

Weighted-average fully converted shares and units outstanding	67,532	39,971	62,866	39,977

(a)	FFO and FFO - Fully Converted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $689 and $(9,695) for the three and six months ended June 30, 2006, respectively.

•	Deferred tax (expense) benefit on termination costs included in discontinued operations amounted to $(264) and $3,781 for the three and six months ended June 30, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $1,114 and $1,521 for the three and six months ended June 30, 2006, respectively.

•	Deferred tax benefit on planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $381 and $512 for the three and six months ended June 30, 2006, respectively.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Marriott Rancho Las Palmas, Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (iii) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Fairmont Chicago (September 1, 2005), Hotel del Coronado (January 9, 2006), Four Seasons Washington, D.C. (March 1, 2006) and Westin St. Francis (June 1, 2006).

United	States Hotels (as of June 30, 2006)

Acquisition	property revenues - 4 Properties and 2,776 Rooms
Same	store property revenues - 8 Properties and 4,028 Rooms

	Three Months Ended				Total
	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006
Acquisition property revenues	$6,366	$16,288	$43,856	$77,694	$144,204
Same store property revenues	83,937	89,324	90,051	95,088	358,400

Total revenues	$90,303	$105,612	$133,907	$172,782	$502,604
Same store seasonality %	23.4%	25.0%	25.1%	26.5%	100.0%

Mexican Hotels (as of June 30, 2006)

Same store property revenues - 2 Properties and 385 Rooms

	Three Months Ended
	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	Total
Same store property revenues	$12,646	$15,891	$20,119	$17,338	$65,994
Same store seasonality %	19.2%	24.1%	30.4%	26.3%	100.0%

Total North American Hotels (as of June 30, 2006)

Acquisition property revenues - 4 Properties and 2,776 Rooms
Same store property revenues - 10 Properties and 4,413 Rooms

	Three Months Ended
	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	Total
Acquisition property revenue	$6,366	$16,288	$43,856	$77,694	$144,204
Same store property revenue	96,583	105,215	110,170	112,426	424,394

Total revenues	$102,949	$121,503	$154,026	$190,120	$568,598
Same store seasonality %	22.8%	24.8%	26.0%	26.4%	100.0%

European Hotels (as of June 30, 2006)

Same store property revenues - 3 Properties and 841 Rooms
	Three Months Ended
	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006	Total
Same store property revenues	$23,582	$18,923	$17,303	$25,814	$85,622
Same store seasonality %	27.5%	22.1%	20.2%	30.2%	100.0%

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments include (i) exclusion of Fairmont Chicago, Hotel del Coronado, Four Seasons Washington, D.C. and Westin St. Francis partial year results for the three months ended June 30, 2006 and 2005; exclusion of InterContinental Chicago, InterContinental Miami, Fairmont Chicago, Hotel del Coronado and Four Seasons Washington, D.C. and Westin St. Francis partial year results for the six months ended June 30, 2006 and 2005; (ii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iii) exclusion of Embassy Suites Lake Buena Vista Resort, Marriott Schaumburg and Marriott Rancho Las Palmas as these properties results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of June 30, 2006)

8 Propeties (three month period) and 6 Properties (six month period)

4,028 Rooms (three month period) and 2,595 (six month period)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$190.20	$173.55	9.6%		$185.24	$171.79	7.8%
Average Occupancy	75.4%	75.2%	0.2	pts	74.3%	74.0%	0.3	pts
RevPAR	$143.33	$130.58	9.8%		$137.67	$127.12	8.3%
Total RevPAR	$261.36	$238.83	9.4%		$268.56	$247.43	8.5%
Property EBITDA Margin	29.3%	26.9%	2.4	pts	26.6%	24.3%	2.3	pts

Mexican Hotels (as of June 30, 2006)

2 Properties
385 Rooms
	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$426.20	$344.82	23.6%		$466.25	$393.07	18.6%
Average Occupancy	68.3%	73.3%	(5.0	)pts	71.3%	72.8%	(1.5	)pts
RevPAR	$291.20	$252.65	15.3%		$332.50	$286.02	16.3%
Total RevPAR	$494.88	$462.41	7.0%		$538.10	$480.88	11.9%
Property EBITDA Margin	38.6%	31.1%	7.5	pts	38.8%	34.4%	4.4	pts

North American Same Store Hotels (as of June 30, 2006)

10 Properties (three month period) and 8 Properties (six month period)
4,413 Rooms (three month period) and 2,980 Rooms (six month period)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$209.15	$188.01	11.2%		$220.56	$199.90	10.3%
Average Occupancy	74.7%	75.1%	(0.4	)pts	73.9%	73.8%	0.1	pts
RevPAR	$156.32	$141.14	10.8%		$163.05	$147.60	10.5%
Total RevPAR	$281.87	$258.17	9.2%		$303.68	$277.53	9.4%
Property EBITDA Margin	30.7%	27.6%	3.1	pts	29.4%	26.6%	2.8	pts

European Hotels (as of June 30, 2006)

3 Properties

841 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$282.78	$260.99	8.3%		$243.28	$240.33	1.2%
Average Occupancy	87.2%	83.7%	3.5	pts	81.9%	76.8%	5.1	pts
RevPAR	$246.67	$218.47	12.9%		$199.19	$184.53	7.9%
Total RevPAR	$337.30	$302.87	11.4%		$283.25	$262.03	8.1%
Property EBITDA Margin	41.0%	44.2%	(3.2	)pts	36.5%	38.5%	(2.1	)pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and six months ended June 30, 2006 and 2005. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
WESTIN ST. FRANCIS

No table has been provided since we did not own the property for the entire periods presented. For the three months ended June 30, 2006, average occupancy was 81.4%, ADR was $199.96, RevPAR was $162.67 and Total RevPAR was $308.55. For the three months ended June 30, 2005, average occupancy was 81.9%, ADR was $187.01, RevPAR was $153.20 and Total RevPAR was $282.30. For the six months ended June 30, 2006, average occupancy was 76.2%, ADR was $199.33, RevPAR was $151.87 and Total RevPAR was $292.54. For the six months ended June 30, 2005, average occupancy was 80.1%, ADR was $177.61, RevPAR was $142.33 and Total RevPAR was $266.86.

INTERCONTINENTAL CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$20,037	$17,620	13.7%		$31,942	N/A	N/A
Property EBITDA	$8,053	$6,358	26.7%		$9,796	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the six months ended June 30, 2005, average occupancy was 68.1%, ADR was $175.14, RevPAR was $119.33 and Total RevPAR was $182.56):

Rooms	792	807	(15)		792	N/A	N/A
Average occupancy	88.3%	83.4%	4.9	pts	75.3%	N/A	N/A
ADR	$209.97	$193.47	8.5%		$192.88	N/A	N/A
RevPAR	$185.36	$161.39	14.9%		$145.32	N/A	N/A
Total RevPAR	$278.01	$239.93	15.9%		$222.82	N/A	N/A

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$10,086	$8,878	13.6%		$22,244	$21,701	2.5%
Property EBITDA	$2,708	$1,827	48.2%		$7,482	$6,933	7.9%
Selected Operating Information:
Rooms	696	696	—		696	696	—
Average occupancy	71.2%	69.5%	1.7	pts	76.5%	75.5%	1.0	pts
ADR	$134.70	$128.26	5.0%		$143.54	$142.78	0.5%
RevPAR	$95.97	$89.19	7.6%		$109.83	$107.83	1.9%
Total RevPAR	$159.25	$140.17	13.6%		$176.57	$172.26	2.5%

FAIRMONT CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$18,496	N/A	N/A		$30,685	N/A	N/A
Property EBITDA	$5,211	N/A	N/A		$6,053	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2005, average occupancy was 79.9%, ADR was $199.63, RevPAR was $159.57 and Total RevPAR was $264.59. For the six months ended June 30, 2005, average occupancy was 70.5%, ADR was $178.71, RevPAR was $126.07 and Total RevPAR was $219.12.):

Rooms	691	N/A	N/A		691	N/A	N/A
Average occupancy	82.1%	N/A	N/A		72.3%	N/A	N/A
ADR	$218.35	N/A	N/A		$201.20	N/A	N/A
RevPAR	$179.20	N/A	N/A		$145.47	N/A	N/A
Total RevPAR	$294.14	N/A	N/A		$245.34	N/A	N/A

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
HOTEL DEL CORONADO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$33,909	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$13,564	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2005, average occupancy was 84.6%, ADR was $301.51, RevPAR was $255.01 and Total RevPAR was $532.38. For the six months ended June 30, 2006, average occupancy was 80.0%, ADR was $320.73, RevPAR was $256.48 and Total RevPAR was $516.89. For the six months ended June 30, 2005, average occupancy was 80.7%, ADR was $292.91, RevPAR was $236.34 and Total RevPAR was $483.91.):

Rooms	679	N/A	N/A		N/A	N/A	N/A
Average occupancy	80.9%	N/A	N/A		N/A	N/A	N/A
ADR	$336.92	N/A	N/A		N/A	N/A	N/A
RevPAR	$272.66	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$548.79	N/A	N/A		N/A	N/A	N/A

INTERCONTINENTAL MIAMI
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$11,783	$11,044	6.7%		$28,409	N/A	N/A
Property EBITDA	$3,115	$3,219	(3.2)%		$9,930	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the six months ended June 30, 2005, average occupancy was 78.4%, ADR was $164.03, RevPAR was $128.52 and Total RevPAR was $222.81.):

Rooms	641	641	—		641	N/A	N/A
Average occupancy	67.8%	71.5%	(3.7	) pts	76.0%	N/A	N/A
ADR	$168.84	$145.55	16.0%		$189.91	N/A	N/A
RevPAR	$114.45	$104.04	10.0%		$144.30	N/A	N/A
Total RevPAR	$202.00	$189.33	6.7%		$244.86	N/A	N/A

HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$7,670	$7,139	7.4%		$15,663	$14,059	11.4%
Property EBITDA	$2,548	$2,356	8.1%		$5,277	$4,586	15.1%

Selected Operating Information:
Rooms	488	488	—		488	488	—
Average occupancy	71.7%	74.3%	(2.6	) pts	75.4%	74.7%	0.7	pts
ADR	$138.93	$123.59	12.4%		$138.53	$122.31	13.3%
RevPAR	$99.61	$91.88	8.4%		$104.43	$91.36	14.3%
Total RevPAR	$172.72	$160.76	7.4%		$177.33	$159.17	11.4%

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$10,044	$9,721	3.3%		$20,917	$18,950	10.4%
Property EBITDA	$2,471	$2,323	6.4%		$5,619	$4,425	27.0%

Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	76.4%	77.9%	(1.5	) pts	77.4%	77.3%	0.1	pts
ADR	$179.66	$165.25	8.7%		$182.45	$163.81	11.4%
RevPAR	$137.25	$128.73	6.6%		$141.21	$126.61	11.5%
Total RevPAR	$263.42	$254.95	3.3%		$275.81	$249.87	10.4%

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$9,366	$8,776	6.7%		$17,334	$16,216	6.9%
Property EBITDA	$1,817	$1,200	51.4%		$2,807	$1,994	40.8%

Selected Operating Information:
Rooms	389	390	(1)		389	390	(1)
Average occupancy	63.6%	66.3%	(2.7	) pts	58.2%	61.7%	(3.5	) pts
ADR	$135.65	$122.28	10.9%		$133.50	$119.56	11.7%
RevPAR	$86.33	$81.10	6.4%		$77.68	$73.79	5.3%
Total RevPAR	$286.63	$267.89	7.0%		$265.24	$247.50	7.2%

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$11,735	$10,886	7.8%		$22,868	$21,260	7.6%
Property EBITDA	$3,753	$3,517	6.7%		$7,226	$6,838	5.7%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	87.9%	85.1%	2.8	pts	86.4%	85.9%	0.5	pts
ADR	$278.16	$257.85	7.9%		$273.49	$254.65	7.4%
RevPAR	$244.45	$219.33	11.5%		$236.38	$218.62	8.1%
Total RevPAR	$377.06	$349.78	7.8%		$369.42	$343.45	7.6%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information :
Total revenues	$14,367	$13,175	9.0%		$25,759	$22,823	12.9%
Property EBITDA	$3,374	$2,705	24.7%		$4,787	$3,194	49.9%

Selected Operating Information:
Rooms	261	261	—		261	261	—
Average occupancy	70.6%	71.3%	(0.7	) pts	68.0%	64.9%	3.1	pts
ADR	$354.77	$334.23	6.1%		$326.61	$308.91	5.7%
RevPAR	$250.49	$238.20	5.2%		$221.98	$200.33	10.8%
Total RevPAR	$604.90	$554.71	9.0%		$545.27	$483.12	12.9%

FOUR SEASONS WASHINGTON, D.C.

Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$14,415	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$4,001	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2005, average occupancy was 24.5%, ADR was $566.49, RevPAR was $138.78 and Total RevPAR was $321.55. For the six months ended June 30, 2006, average occupancy was 72.7%, ADR was $505.15, RevPAR was $367.22 and Total RevPAR was $648.87. For the six months ended June 30, 2005, average occupancy was 23.8%, ADR was $566.05, RevPAR was $134.99 and Total RevPAR was $307.56.):

Rooms	211	N/A	N/A		N/A	N/A	N/A
Average occupancy	80.3%	N/A	N/A		N/A	N/A	N/A
ADR	$539.59	N/A	N/A		N/A	N/A	N/A
RevPAR	$433.23	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$750.74	N/A	N/A		N/A	N/A	N/A

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
HYATT REGENCY NEW ORLEANS
Selected Financial Information (For 2006, no financial information is provided as the hotel is under redevelopment):
Total revenues	N/A	$14,300	N/A		N/A	$31,957	N/A
Property EBITDA	N/A	$4,053	N/A		N/A	$9,836	N/A

Selected Operating Information (For 2006, no statistics are provided as the hotel is under redevelopment):
Rooms	N/A	1,184	N/A		N/A	1,184	N/A
Average occupancy	N/A	59.8%	N/A		N/A	61.9%	N/A
ADR	N/A	$134.40	N/A		N/A	$144.02	N/A
RevPAR	N/A	$80.36	N/A		N/A	$89.18	N/A
Total RevPAR	N/A	$132.72	N/A		N/A	$149.12	N/A

MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information (For purposes of comparison, we have provided financial information for this property before the operating results were reclassified to discontinued operations):
Total revenues	$8,998	$8,518	5.6%		$19,247	$19,318	(0.4)%
Property EBITDA (excludes termination costs - see note (h) on page 17)	$1,168	$614	90.2%		$3,514	$3,093	13.6%

Selected Operating Information:
Rooms	444	444	—		444	444	—
Average occupancy	70.1%	67.8%	2.3	pts	69.6%	71.6%	(2.0	) pts
ADR	$176.40	$169.79	3.9%		$186.85	$179.39	4.2%
RevPAR	$123.72	$115.04	7.5%		$129.97	$128.37	1.2%
Total RevPAR	$241.26	$228.39	5.6%		$258.03	$258.98	(0.4)%

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$5,736	$5,901	(2.8)%		$11,805	$11,323	4.3%
Property EBITDA	$1,426	$1,396	2.1%		$2,893	$2,604	11.1%

Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	61.8%	68.1%	(6.3	)pts	64.0%	66.0%	(2.0	)pts
ADR	$240.33	$219.66	9.4%		$241.27	$222.28	8.5%
RevPAR	$148.50	$149.64	(0.8)%		$154.41	$146.80	5.2%
Total RevPAR	$262.64	$270.19	(2.8)%		$271.75	$260.66	4.3%
FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$11,602	$10,089	15.0%		$25,652	$21,752	17.9%
Property EBITDA	$5,267	$3,571	47.5%		$11,650	$8,770	32.8%

Selected Operating Information:
Rooms	145	140	5		145	140	5
Average occupancy	79.1%	82.1%	(3.0	)pts	83.5%	84.3%	(0.8	)pts
ADR	$666.38	$522.86	27.4%		$752.63	$622.49	20.9%
RevPAR	$527.40	$429.24	22.9%		$628.10	$524.67	19.7%
Total RevPAR	$879.27	$791.92	11.0%		$980.21	$858.41	14.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	Change		2006	2005	Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$10,859	$10,024	8.3%		$17,151	$16,675	2.9%
Property EBITDA	$5,427	$5,286	2.7%		$7,220	$7,478	(3.5)%

Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	85.1%	83.5%	1.6 pts		79.2%	76.2%	3.0 pts
ADR	$253.24	$238.84	6.0%		$204.85	$209.54	(2.2)%
RevPAR	$215.60	$199.46	8.1%		$162.29	$159.60	1.7%
Total RevPAR	$320.78	$296.11	8.3%		$254.72	$247.65	2.9%

MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$5,660	$4,704	20.3%		$10,341	$8,454	22.3%
Property EBITDA	$1,330	$1,284	3.6%		$2,566	$2,562	0.2%

Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	87.3%	82.7%	4.6	pts	84.2%	75.0%	9.2	pts
ADR	$189.06	$152.28	24.2%		$169.41	$151.64	11.7%
RevPAR	$164.99	$125.92	31.0%		$142.57	$113.76	25.3%
Total RevPAR	$224.54	$186.61	20.3%		$206.25	$168.62	22.3%

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$9,295	$8,451	10.0%		$15,624	$14,757	5.9%
Property EBITDA	$3,829	$3,666	4.4%		$5,933	$5,327	11.4%

Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	91.2%	85.6%	5.6	pts	83.7%	80.5%	3.2	pts
ADR	$465.51	$454.46	2.4%		$420.90	$416.00	1.2%
RevPAR	$424.72	$388.80	9.2%		$352.35	$334.92	5.2%
Total RevPAR	$531.99	$483.69	10.0%		$449.59	$424.64	5.9%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Westin St. Francis (a)	$—	$2,617	$—	$—	$—	$2,617	$—	$—
InterContinental Chicago (b)	8,053	8,053	6,358	6,358	9,796	9,796	—	6,358
Hyatt Regency Phoenix	2,708	2,708	1,827	1,827	7,482	7,482	6,933	6,933
Fairmont Chicago (c)	5,211	5,211	—	—	6,053	6,053	—	—
Hotel del Coronado (d)	13,564	—	—	—	—	—	—	—
InterContinental Miami (b)	3,115	3,115	3,219	3,219	9,930	9,930	—	3,219
Hilton Burbank Airport and Convention Center	2,548	2,548	2,356	2,356	5,277	5,277	4,586	4,586
Hyatt Regency La Jolla at Aventine	2,471	2,471	2,323	2,323	5,619	5,619	4,425	4,425
Marriott Lincolnshire Resort	1,817	1,817	1,200	1,200	2,807	2,807	1,994	1,994
Loews Santa Monica Beach Hotel	3,753	3,753	3,517	3,517	7,226	7,226	6,838	6,838
Ritz-Carlton Half Moon Bay	3,374	3,374	2,705	2,705	4,787	4,787	3,194	3,194
Four Seasons Washington, D.C. (e)	4,001	4,001	—	—	—	5,314	—	—
Hyatt Regency New Orleans	—	(1,114)	4,053	4,053	—	(1,483)	9,836	9,836
Marriott Rancho Las Palmas Resort (f)	1,168	—	614	—	3,514	—	3,093	—
Four Seasons Mexico City	1,426	1,426	1,396	1,396	2,893	2,893	2,604	2,604
Four Seasons Punta Mita Resort	5,267	5,267	3,571	3,571	11,650	11,650	8,770	8,770
InterContinental Prague (g)	5,427	—	5,286	—	7,220	—	7,478	—
Marriott Hamburg (h)	1,330	(9)	1,284	35	2,566	17	2,562	72
Paris Marriott Champs Elysees (h)	3,829	335	3,666	233	5,933	802	5,327	471

	$69,062	$45,573	$43,375	$32,793	$92,753	$80,787	$67,640	$59,300

Adjustments:
Corporate expenses		$(6,916)		$(4,650)		$(12,589)		$(9,407)
Interest income		1,294		447		2,476		726
Equity in (losses) earnings of joint ventures		672		1,156		(947)		1,558
Other income, net		1,064		1,723		2,677		2,910
Income from discontinued operations (excluding minority interest)		1,462		513		(3,647)		2,852
Depreciation and amortization - discontinued operations		—		1,610		772		3,200
Interest expense - discontinued operations		174		824		418		1,591
Income taxes - discontinued operations		200		—		(3,700)		—
Minority interest expense in consolidated hotel joint ventures		(593)		—		(789)		—
Adjustments from consolidated joint ventures		(1,089)		—		(2,170)		—
Adjustments from unconsolidated affiliates		7,306		1,085		13,864		2,022
Other adjustments		(197)		3		(198)		—

EBITDA		$48,950		$35,504		$76,954		$64,752

(a)	On June 1, 2006, we purchased the Westin St. Francis. We have not included the results of this hotel in Property EBITDA above since we did not own the property for the entire periods.
(b)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes. We have not included the results of this hotel in Property EBITDA above for the six months ended June 30, 2005 since we did not own the property for the entire period.
(c)	On September 1, 2005, we purchased the Fairmont Chicago. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(d)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in San Diego, California. We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in (losses) earnings of joint ventures in our consolidated statements of operations. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(e)	On March 1, 2006, we purchased the Four Seasons Washington, D.C. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(f)	As of June 30, 2006, this property has been classified as held for sale. Therefore, its results of operations have been included in income (loss) from discontinued operations for the three and six months ended June 30, 2006 and 2005.
(g)	We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in (losses) earnings of joint ventures in our consolidated statements of operations.
(h)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property.